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                                                                    Exhibit 23.6


                     Consent of Shearer, Taylor & Co., P.A.


        We consent to the incorporation by reference in the Registration Statement of SpectraSite Holdings, Inc. on Form S-3 of our report dated March 5, 1998, on the audit of the financial statements of Summit Communications, LLC as of December 31, 1997, and the period from May 24, 1997 (inception) to December 31, 1997, and to the reference to our firm in the Registration Statement under the caption "Experts."


/s/ Shearer, Taylor & Co., P.A.

December 19, 2000